UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 7, 2008

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23192	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 7, 2008, the Compensation Committee of the Board of Directors of Celadon Group, Inc., a Delaware corporation (the “Company”), as administrator of the Company’s 2006 Omnibus Incentive Plan, approved an amendment to the Award Notice dated October 26, 2007, pursuant to which Stephen Russell, the Company’s Chief Executive Officer and Chairman of the Board, received an option to purchase up to 308,284 shares of the Company’s common stock.  The amendment permits Mr. Russell to make a partial assignment of the option (the “Partial Assignment”) to his son, Jonathan Russell, who is also an executive officer of the Company.  The Partial Assignment represents that portion of the option related to the purchase of up to 75,000 shares of the Company’s common stock.

Upon the Compensation Committee’s adoption of the amendment, Mr. Russell subsequently made the Partial Assignment, thereby giving effect to the transfer to Jonathan Russell.  Mr. Russell retained the balance of the original award, an option to purchase up to 233,284 shares of the Company’s common stock.  Both the Partial Assignment and the portion of the award retained by Mr. Russell remain subject to the terms of the original option award, as disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2007.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: January 11, 2008	By:
Stephen Russell
Chairman and Chief Executive Officer